Exhibit 10.27

FIRST AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made and entered into this 11th day of November, 2010 (the "First Amendment Date") by and between CARRIAGE APX, A MICHIGAN LIMITED PARTNERSHIP, a Michigan limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and DTN DEVELOPMENT GROUP, INC., a Michigan corporation, having a principal address at 2502 Lake Lansing Road, Suite C, Lansing, Michigan 48912-3661 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated October 18, 2010 (the "Contract"), for certain real property situated in the County of Ingham, State of Michigan, known as Carriage Hill Apartments and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to amend the Contract and ratify the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Feasibility Period.  Section 3.1 of the Contract is hereby deleted in its entirety and replaced with the following:

"3.1      Feasibility Period.  Subject to the terms of Sections 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including November 22, 2010 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall, at no cost or expense to Seller, have the right from time to time to enter onto the Property to conduct and make any and all customary studies, tests, examinations, inquiries, inspections and investigations  of or concerning the Property, review the Materials and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property and Purchaser's intended use thereof (collectively, the "Inspections")."

2.                  Objection Deadline.  The first sentence of Section 4.3 shall be deleted in its entirety and replaced with the following:

" On or before Wednesday, November 17, 2010 (the "Objection Deadline"), Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any matter set forth in the Title Documents and the Survey to which Purchaser objects (the "Objections").

3.                  Response Deadline.  The third sentence of Section 4.3 shall be deleted in its entirety and replaced with the following:

"On or before Friday, November 19, 2010 (the "Response Deadline"), Seller may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any."

4.                  General Provisions.  The following provisions shall apply with respect to this First Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)                In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(d)               This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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            NOW, THEREFORE, the parties hereto have executed this First Amendment as of the First Amendment Date.

Seller:

CARRIAGE APX, A MICHIGAN LIMITED PARTNERSHIP,

a Michigan limited partnership

By:       CARRIAGE APX, INC.,

            a Michigan corporation,

            its general partner

            By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

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Purchaser:

DTN DEVELOPMENT GROUP, INC.,

a Michigan corporation

By:  /s/Iqbal Singh Uppal

Name:  Iqbal Singh Uppal

Title:  President